Exhibit 99.1
ENDO REPORTS THIRD-QUARTER 2022 FINANCIAL RESULTS
DUBLIN, November 9, 2022 -- Endo International plc (OTC: ENDPQ) today reported financial results for the third-quarter ended September 30, 2022.
THIRD-QUARTER FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change
Total Revenues, Net	$541,690	$772,028	(30)%	$1,763,063	$2,203,777	(20)%
Reported Loss from Continuing Operations	$(718,272)	$(49,289)	NM	$(2,664,455)	$(12,414)	NM
Reported Diluted Weighted Average Shares	235,160	233,578	1%	234,719	232,487	1%
Reported Diluted Net Loss per Share from Continuing Operations	$(3.05)	$(0.21)	NM	$(11.35)	$(0.05)	NM
Reported Net Loss	$(722,169)	$(77,207)	NM	$(2,679,570)	$(51,183)	NM
Adjusted Income from Continuing Operations (2)(3)	$111,858	$189,277	(41)%	$274,329	$511,315	(46)%
Adjusted Diluted Weighted Average Shares (1)(2)	236,183	235,527	—%	236,372	236,538	—%
Adjusted Diluted Net Income per Share from Continuing Operations (2)(3)	$0.47	$0.80	(41)%	$1.16	$2.16	(46)%
Adjusted EBITDA (2)(3)	$210,816	$386,883	(46)%	$681,948	$1,089,298	(37)%
__________
(1)Reported Diluted Net Loss per Share from Continuing Operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
(2)The information presented in the table above includes non-GAAP financial measures such as Adjusted Income from Continuing Operations, Adjusted Diluted Weighted Average Shares, Adjusted Diluted Net Income per Share from Continuing Operations and Adjusted EBITDA. Refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.
(3)Effective January 1, 2022, these non-GAAP financial measures now include acquired in-process research and development charges which were previously excluded under Endo’s legacy non-GAAP policy. This change has been applied retrospectively to all periods presented. Refer to note (15) in the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional discussion.
COMPANY UPDATE
Endo and certain of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code on August 16, 2022, after entering into a restructuring support agreement with holders of more than a majority of Endo’s first lien debt on a sale transaction for substantially all of the Company’s assets that would reduce outstanding indebtedness, address remaining opioid and other litigation-related claims, and best position Endo for the future.
For additional information about Endo’s Chapter 11 proceedings, please review Endo’s most recent Quarterly Report on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Information can also be found on the website of Endo’s noticing and claims agent at restructuring.ra.kroll.com/endo.

CONSOLIDATED FINANCIAL RESULTS
Total revenues were $542 million in third-quarter 2022, a decrease of 30% compared to $772 million in third-quarter 2021. This decrease was primarily attributable to decreased revenues from the Sterile Injectables and Branded Pharmaceuticals segments, partially offset by increased revenues from the Generic Pharmaceuticals segment.
Reported loss from continuing operations in third-quarter 2022 was $718 million compared to $49 million in third-quarter 2021. Reported diluted net loss per share from continuing operations in third-quarter 2022 was $3.05 compared to $0.21 in third-quarter 2021. These results were primarily due to higher litigation-related charges in third-quarter 2022 adjusting the Company’s estimate of opioid-related liabilities to be consistent with the voluntary trust proposed to be funded by the purchaser, higher asset impairment charges, expenses related to the Chapter 11 reorganization process and decreased revenues, which were partially offset by lower operating expenses and lower interest expense as a result of the Chapter 11 filing.
Adjusted income from continuing operations in third-quarter 2022 was $112 million compared to $189 million in third-quarter 2021. Adjusted diluted net income per share from continuing operations in third-quarter 2022 was $0.47 compared to $0.80 in third-quarter 2021. These results were primarily driven by decreased revenues, which were partially offset by lower operating expenses.
BRANDED PHARMACEUTICALS SEGMENT
Third-quarter 2022 Branded Pharmaceuticals segment revenues were $204 million, a decrease of 12% compared to $231 million during third-quarter 2021.
Specialty Products revenues decreased 10% to $146 million in third-quarter 2022 compared to $162 million in third-quarter 2021, with sales of XIAFLEX® decreasing 1% to $104 million compared to $106 million in third-quarter 2021. XIAFLEX® third-quarter 2022 revenues were unfavorably impacted by a disruption experienced by our third-party specialty pharmacy provider and challenging market conditions for specialty product office-based elective procedures. Other Specialty Products revenues decreased 58% to $11 million in third-quarter 2022 compared to $26 million in third-quarter 2021, driven primarily by NASCOBAL® and QWO®. Established Products revenues decreased 17% to $57 million in third-quarter 2022 compared to $69 million in third-quarter 2021, driven primarily by ongoing generic competition.
STERILE INJECTABLES SEGMENT
Third-quarter 2022 Sterile Injectables segment revenues were $119 million, a decrease of 65% compared to $344 million during third-quarter 2021. This was primarily attributable to decreased VASOSTRICT® revenues due to lower price and market share resulting from generic competition and lower overall market volumes as COVID-19-related hospitalizations decline.
GENERIC PHARMACEUTICALS SEGMENT
Third-quarter 2022 Generic Pharmaceuticals segment revenues were $201 million, an increase of 16% compared to $174 million during third-quarter 2021. This increase was primarily attributable to revenues from varenicline tablets, the only FDA-approved generic version of Chantix®, which launched during third-quarter 2021, partially offset by competitive pressure on certain other generic products.
INTERNATIONAL PHARMACEUTICALS SEGMENT
Third-quarter 2022 International Pharmaceuticals segment revenues were $18 million, a decrease of 22% compared to $23 million during third-quarter 2021. This decrease was primarily attributable to competitive pressures and the expiration of a product agreement.

CASH AND CASH FLOW
As of September 30, 2022, the Company had approximately $1.1 billion in unrestricted cash. Third-quarter 2022 net cash provided by operating activities was approximately $92 million compared to approximately $62 million provided by operating activities during third-quarter 2021. This increase was primarily attributable to a decrease in net working capital as well as reductions in cash interest and litigation related payments, which were partially offset by a decrease in Adjusted EBITDA.
FINANCIAL GUIDANCE
Due to uncertainties in certain key assumptions including, among others, the timing and amounts of costs or other impacts related to the financial restructuring process, the actions of suppliers and other counterparties as a result of the financial restructuring process, the disruption related to XIAFLEX®’s third-party specialty pharmacy provider, market conditions for specialty product office-based elective procedures and the timing and impact of varenicline competition, the Company is not providing guidance at this time. The Company continues to evaluate the impact of these and other uncertainties on its future results of operations. Those uncertainties are further discussed below under the heading “Cautionary Note Regarding Forward-Looking Statements.”
Chantix® is a registered trademark of Pfizer Inc.

FINANCIAL SCHEDULES
The following table presents Endo’s unaudited Total revenues, net for the three and nine months ended September 30, 2022 and 2021 (dollars in thousands):

	Three Months Ended September 30,		Percent Growth	Nine Months Ended September 30,		Percent Growth
	2022	2021		2022	2021
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$104,014	$105,509	(1)%	$324,376	$312,266	4%
SUPPRELIN® LA	31,283	30,069	4%	84,852	85,665	(1)%
Other Specialty (1)	11,033	26,339	(58)%	50,023	74,407	(33)%
Total Specialty Products	$146,330	$161,917	(10)%	$459,251	$472,338	(3)%
Established Products:
PERCOCET®	$25,052	$26,914	(7)%	$77,483	$78,695	(2)%
TESTOPEL®	9,430	11,686	(19)%	28,331	32,314	(12)%
Other Established (2)	22,689	30,460	(26)%	62,249	82,305	(24)%
Total Established Products	$57,171	$69,060	(17)%	$168,063	$193,314	(13)%
Total Branded Pharmaceuticals (3)	$203,501	$230,977	(12)%	$627,314	$665,652	(6)%
Sterile Injectables:
VASOSTRICT®	$33,697	$255,697	(87)%	$225,217	$676,764	(67)%
ADRENALIN®	24,917	28,722	(13)%	85,514	88,136	(3)%
Other Sterile Injectables (4)	60,079	59,234	1%	171,161	182,098	(6)%
Total Sterile Injectables (3)	$118,693	$343,653	(65)%	$481,892	$946,998	(49)%
Total Generic Pharmaceuticals (5)	$201,435	$174,306	16%	$590,756	$522,451	13%
Total International Pharmaceuticals (6)	$18,061	$23,092	(22)%	$63,101	$68,676	(8)%
Total revenues, net	$541,690	$772,028	(30)%	$1,763,063	$2,203,777	(20)%
__________
(1)Products included within Other Specialty include AVEED®, NASCOBAL® Nasal Spray and QWO®.
(2)Products included within Other Established include, but are not limited to, EDEX®.
(3)Individual products presented above represent the top two performing products in each product category for either the three or nine months ended September 30, 2022, and/or any product having revenues in excess of $25 million during any completed quarterly period in 2022 or 2021.
(4)Products included within Other Sterile Injectables include ertapenem for injection, APLISOL® and others.
(5)The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have no intellectual property protection and are sold within the U.S. During the three and nine months ended September 30, 2022, varenicline tablets (Endo’s generic version of Pfizer Inc.’s Chantix®), which launched in September 2021, made up 15% and 13%, respectively, of consolidated total revenues. During the three months ended September 30, 2022, lubiprostone capsules (the authorized generic of Mallinckrodt plc’s Amitiza®), which launched in January 2021, made up 5% of consolidated total revenues. No other individual product within this segment has exceeded 5% of consolidated total revenues for the periods presented.
(6)The International Pharmaceuticals segment, which accounted for less than 5% of consolidated total revenues for each of the periods presented, includes a variety of specialty pharmaceutical products sold outside the U.S., primarily in Canada through Endo’s operating company Paladin Labs Inc.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and nine months ended September 30, 2022 and 2021 (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
TOTAL REVENUES, NET	$541,690	$772,028	$1,763,063	$2,203,777
COSTS AND EXPENSES:
Cost of revenues	261,232	286,068	798,233	909,841
Selling, general and administrative	192,221	246,864	600,212	611,657
Research and development	31,885	25,616	97,803	85,024
Acquired in-process research and development	800	—	68,700	5,000
Litigation-related and other contingencies, net	419,376	83,495	444,738	119,327
Asset impairment charges	150,200	42,155	1,951,216	50,393
Acquisition-related and integration items, net	(1,399)	(1,432)	(951)	(6,357)
Interest expense, net	74,753	142,958	349,486	418,852
Loss on extinguishment of debt	—	—	—	13,753
Reorganization items, net	124,212	—	124,212	—
Other income, net	(3,998)	(5,955)	(22,147)	(4,671)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(707,592)	$(47,741)	$(2,648,439)	$958
INCOME TAX EXPENSE	10,680	1,548	16,016	13,372
LOSS FROM CONTINUING OPERATIONS	$(718,272)	$(49,289)	$(2,664,455)	$(12,414)
DISCONTINUED OPERATIONS, NET OF TAX	(3,897)	(27,918)	(15,115)	(38,769)
NET LOSS	$(722,169)	$(77,207)	$(2,679,570)	$(51,183)
NET LOSS PER SHARE—BASIC:
Continuing operations	$(3.05)	$(0.21)	$(11.35)	$(0.05)
Discontinued operations	(0.02)	(0.12)	(0.07)	(0.17)
Basic	$(3.07)	$(0.33)	$(11.42)	$(0.22)
NET LOSS PER SHARE—DILUTED:
Continuing operations	$(3.05)	$(0.21)	$(11.35)	$(0.05)
Discontinued operations	(0.02)	(0.12)	(0.07)	(0.17)
Diluted	$(3.07)	$(0.33)	$(11.42)	$(0.22)
WEIGHTED AVERAGE SHARES:
Basic	235,160	233,578	234,719	232,487
Diluted	235,160	233,578	234,719	232,487

The following table presents unaudited Condensed Consolidated Balance Sheet data at September 30, 2022 and December 31, 2021 (in thousands):

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,053,892	$1,507,196
Restricted cash and cash equivalents	145,486	124,114
Accounts receivable	423,460	592,019
Inventories, net	288,914	283,552
Other current assets	142,410	207,705
Total current assets	$2,054,162	$2,714,586
TOTAL NON-CURRENT ASSETS	3,952,295	6,052,829
TOTAL ASSETS	$6,006,457	$8,767,415
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$538,730	$1,417,892
Other current liabilities	4,323	212,070
Total current liabilities	$543,053	$1,629,962
LONG-TERM DEBT, LESS CURRENT PORTION, NET	—	8,048,980
OTHER LIABILITIES	43,195	332,459
LIABILITIES SUBJECT TO COMPROMISE	9,345,250	—
SHAREHOLDERS’ DEFICIT	(3,925,041)	(1,243,986)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$6,006,457	$8,767,415

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the nine months ended September 30, 2022 and 2021 (in thousands):

	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(2,679,570)	$(51,183)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation and amortization	302,338	350,455
Asset impairment charges	1,951,216	50,393
Non-cash reorganization items, net	89,197	—
Other, including cash payments to claimants from Qualified Settlement Funds	496,430	111,249
Net cash provided by operating activities	$159,611	$460,914
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	$(77,865)	$(61,496)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	(89,520)	(5,000)
Proceeds from sale of business and other assets, net	22,378	1,357
Other	10,461	(5,207)
Net cash used in investing activities	$(134,546)	$(70,346)
FINANCING ACTIVITIES:
Payments on borrowings, including certain adequate protection payments, net (a)	$(363,486)	$(49,541)
Other	(3,837)	(25,995)
Net cash used in financing activities	$(367,323)	$(75,536)
Effect of foreign exchange rate	(4,674)	238
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$(346,932)	$315,270
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,631,310	1,385,000
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,284,378	$1,700,270
__________
(a)Beginning during the third quarter of 2022, Endo became obligated to make certain adequate protection payments as a result of the Chapter 11 proceedings, which are currently being accounted for as a reduction of the carrying amount of the related debt instruments and presented as financing cash outflows. Some or all of the adequate protection payments may later be recharacterized as interest expense and/or as operating cash outflows depending upon certain developments in the Chapter 11 proceedings, which could result in increases in interest expense and/or decreases in operating cash flows in future periods that may be material. Please refer to Endo’s most recent Quarterly Report on Form 10-Q for further discussion.

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company’s use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company’s reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
As previously communicated, in response to views expressed by the U.S. Securities and Exchange Commission, the Company has, effective January 1, 2022, revised its definition of its adjusted financial measures to no longer exclude Acquired in-process research and development charges (representing the research and development costs it had previously labeled as “Upfront and milestone payments to partners”). As a result of this change, the Company’s adjusted financial measures now reflect the impact of those transactions. The inclusion of the impact of these transactions, which may occur from time to time, could result in significant, but temporary, fluctuations in both Endo’s GAAP and Non-GAAP financial measures in the period(s) in which they are incurred. These charges also are not indicative of the underlying performance of Endo’s operations during the period. This change was applied retrospectively to all periods presented herein. Refer to footnote (15) in the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional discussion.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the three and nine months ended September 30, 2022 and 2021 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss (GAAP)	$(722,169)	$(77,207)	$(2,679,570)	$(51,183)
Income tax expense	10,680	1,548	16,016	13,372
Interest expense, net	74,753	142,958	349,486	418,852
Depreciation and amortization (1)	96,114	106,402	298,514	328,126
EBITDA (non-GAAP)	$(540,622)	$173,701	$(2,015,554)	$709,167
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	44,029	19,829	139,025	58,632
Certain litigation-related and other contingencies, net (3)	419,376	83,495	444,738	119,327
Certain legal costs (4)	8,052	38,842	31,322	82,961
Asset impairment charges (5)	150,200	42,155	1,951,216	50,393
Acquisition-related and integration costs (6)	—	3	—	414
Fair value of contingent consideration (7)	(1,399)	(1,435)	(951)	(6,771)
Loss on extinguishment of debt (8)	—	—	—	13,753
Share-based compensation (1)	5,371	7,800	13,021	22,237
Other income, net (9)	(3,998)	(5,955)	(22,147)	(4,671)
Reorganization items, net (10)	124,212	—	124,212	—
Other (11)	1,698	530	1,951	5,087
Discontinued operations, net of tax (12)	3,897	27,918	15,115	38,769
Adjusted EBITDA (non-GAAP) (15)	$210,816	$386,883	$681,948	$1,089,298

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s Loss from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three and nine months ended September 30, 2022 and 2021 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Loss from continuing operations (GAAP)	$(718,272)	$(49,289)	$(2,664,455)	$(12,414)
Non-GAAP adjustments:
Amortization of intangible assets (13)	84,042	91,901	261,844	281,101
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	44,029	19,829	139,025	58,632
Certain litigation-related and other contingencies, net (3)	419,376	83,495	444,738	119,327
Certain legal costs (4)	8,052	38,842	31,322	82,961
Asset impairment charges (5)	150,200	42,155	1,951,216	50,393
Acquisition-related and integration costs (6)	—	3	—	414
Fair value of contingent consideration (7)	(1,399)	(1,435)	(951)	(6,771)
Loss on extinguishment of debt (8)	—	—	—	13,753
Reorganization items, net (10)	124,212	—	124,212	—
Other (11)	(5,111)	(6,401)	(22,958)	661
Tax adjustments (14)	6,729	(29,823)	10,336	(76,742)
Adjusted income from continuing operations (non-GAAP) (15)	$111,858	$189,277	$274,329	$511,315

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and nine months ended September 30, 2022 and 2021 (in thousands, except per share data):

Three Months Ended September 30, 2022
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (16)
Reported (GAAP)	$541,690	$261,232	$280,458	51.8%	$793,083	146.4%	$(512,625)	(94.6)%	$194,967	$(707,592)	$10,680	(1.5)%	$(718,272)	$(3,897)	$(722,169)	$(3.05)
Items impacting comparability:
Amortization of intangible assets (13)	—	(84,042)	84,042		—		84,042		—	84,042	—		84,042	—	84,042
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(2,809)	2,809		(41,220)		44,029		—	44,029	—		44,029	—	44,029
Certain litigation-related and other contingencies, net (3)	—	—	—		(419,376)		419,376		—	419,376	—		419,376	—	419,376
Certain legal costs (4)	—	—	—		(8,052)		8,052		—	8,052	—		8,052	—	8,052
Asset impairment charges (5)	—	—	—		(150,200)		150,200		—	150,200	—		150,200	—	150,200
Fair value of contingent consideration (7)	—	—	—		1,399		(1,399)		—	(1,399)	—		(1,399)	—	(1,399)
Reorganization items, net (10)	—	—	—		—		—		(124,212)	124,212	—		124,212	—	124,212
Other (11)	—	(125)	125		(1,570)		1,695		6,806	(5,111)	—		(5,111)	—	(5,111)
Tax adjustments (14)	—	—	—		—		—		—	—	(6,729)		6,729	—	6,729
Discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	3,897	3,897
After considering items (non-GAAP) (15)	$541,690	$174,256	$367,434	67.8%	$174,064	32.1%	$193,370	35.7%	$77,561	$115,809	$3,951	3.4%	$111,858	$—	$111,858	$0.47

Three Months Ended September 30, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (16)
Reported (GAAP)	$772,028	$286,068	$485,960	62.9%	$396,698	51.4%	$89,262	11.6%	$137,003	$(47,741)	$1,548	(3.2)%	$(49,289)	$(27,918)	$(77,207)	$(0.21)
Items impacting comparability:
Amortization of intangible assets (13)	—	(91,901)	91,901		—		91,901		—	91,901	—		91,901	—	91,901
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	10,259	(10,259)		(30,088)		19,829		—	19,829	—		19,829	—	19,829
Certain litigation-related and other contingencies, net (3)	—	—	—		(83,495)		83,495		—	83,495	—		83,495	—	83,495
Certain legal costs (4)	—	—	—		(38,842)		38,842		—	38,842	—		38,842	—	38,842
Asset impairment charges (5)	—	—	—		(42,155)		42,155		—	42,155	—		42,155	—	42,155
Acquisition-related and integration costs (6)	—	—	—		(3)		3		—	3	—		3	—	3
Fair value of contingent consideration (7)	—	—	—		1,435		(1,435)		—	(1,435)	—		(1,435)	—	(1,435)
Other (11)	—	(525)	525		—		525		6,926	(6,401)	—		(6,401)	—	(6,401)
Tax adjustments (14)	—	—	—		—		—		—	—	29,823		(29,823)	—	(29,823)
Discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	27,918	27,918
After considering items (non-GAAP) (15)	$772,028	$203,901	$568,127	73.6%	$203,550	26.4%	$364,577	47.2%	$143,929	$220,648	$31,371	14.2%	$189,277	$—	$189,277	$0.80

Nine Months Ended September 30, 2022
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (16)
Reported (GAAP)	$1,763,063	$798,233	$964,830	54.7%	$3,161,718	179.3%	$(2,196,888)	(124.6)%	$451,551	$(2,648,439)	$16,016	(0.6)%	$(2,664,455)	$(15,115)	$(2,679,570)	$(11.35)
Items impacting comparability:
Amortization of intangible assets (13)	—	(261,844)	261,844		—		261,844		—	261,844	—		261,844	—	261,844
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(23,653)	23,653		(115,372)		139,025		—	139,025	—		139,025	—	139,025
Certain litigation-related and other contingencies, net (3)	—	—	—		(444,738)		444,738		—	444,738	—		444,738	—	444,738
Certain legal costs (4)	—	—	—		(31,322)		31,322		—	31,322	—		31,322	—	31,322
Asset impairment charges (5)	—	—	—		(1,951,216)		1,951,216		—	1,951,216	—		1,951,216	—	1,951,216
Fair value of contingent consideration (7)	—	—	—		951		(951)		—	(951)	—		(951)	—	(951)
Reorganization items, net (10)	—	—	—		—		—		(124,212)	124,212	—		124,212	—	124,212
Other (11)	—	(375)	375		(1,570)		1,945		24,903	(22,958)	—		(22,958)	—	(22,958)
Tax adjustments (14)	—	—	—		—		—		—	—	(10,336)		10,336	—	10,336
Discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	15,115	15,115
After considering items (non-GAAP) (15)	$1,763,063	$512,361	$1,250,702	70.9%	$618,451	35.1%	$632,251	35.9%	$352,242	$280,009	$5,680	2.0%	$274,329	$—	$274,329	$1.16

Nine Months Ended September 30, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (16)
Reported (GAAP)	$2,203,777	$909,841	$1,293,936	58.7%	$865,044	39.3%	$428,892	19.5%	$427,934	$958	$13,372	1,395.8%	$(12,414)	$(38,769)	$(51,183)	$(0.05)
Items impacting comparability:
Amortization of intangible assets (13)	—	(281,101)	281,101		—		281,101		—	281,101	—		281,101	—	281,101
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(10,007)	10,007		(48,625)		58,632		—	58,632	—		58,632	—	58,632
Certain litigation-related and other contingencies, net (3)	—	—	—		(119,327)		119,327		—	119,327	—		119,327	—	119,327
Certain legal costs (4)	—	—	—		(82,961)		82,961		—	82,961	—		82,961	—	82,961
Asset impairment charges (5)	—	—	—		(50,393)		50,393		—	50,393	—		50,393	—	50,393
Acquisition-related and integration costs (6)	—	—	—		(414)		414		—	414	—		414	—	414
Fair value of contingent consideration (7)	—	—	—		6,771		(6,771)		—	(6,771)	—		(6,771)	—	(6,771)
Loss on extinguishment of debt (8)	—	—	—		—		—		(13,753)	13,753	—		13,753	—	13,753
Other (11)	—	(1,176)	1,176		(3,909)		5,085		4,424	661	—		661	—	661
Tax adjustments (14)	—	—	—		—		—		—	—	76,742		(76,742)	—	(76,742)
Discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	38,769	38,769
After considering items (non-GAAP) (15)	$2,203,777	$617,557	$1,586,220	72.0%	$566,186	25.7%	$1,020,034	46.3%	$418,605	$601,429	$90,114	15.0%	$511,315	$—	$511,315	$2.16

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures for the three and nine months ended September 30, 2022 and 2021 are as follows:
(1)    Depreciation and amortization and Share-based compensation amounts per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives.
(2)    Adjustments for amounts related to continuity and separation benefits, cost reductions and strategic review initiatives included the following (in thousands):

	Three Months Ended September 30,
	2022		2021
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$2,401	$11,662	$(16,106)	$4,823
Accelerated depreciation	—	—	5,128	1,223
Other, including strategic review initiatives	408	29,558	719	24,042
Total	$2,809	$41,220	$(10,259)	$30,088

	Nine Months Ended September 30,
	2022		2021
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$12,499	$45,635	$(13,827)	$12,660
Accelerated depreciation	2,164	1,660	17,322	5,008
Other, including strategic review initiatives	8,990	68,077	6,512	30,957
Total	$23,653	$115,372	$10,007	$48,625
The amounts in the tables above include adjustments related to previously announced restructuring activities, certain continuity and transitional compensation arrangements, certain other cost reduction initiatives and certain strategic review initiatives.
(3)    To exclude adjustments to accruals for litigation-related settlement charges.
(4)    To exclude amounts related to opioid-related legal expenses. The amount during the nine months ended September 30, 2022 reflects the recovery of certain previously-incurred opioid-related legal expenses.
(5)    Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Goodwill impairment charges	$97,000	$—	$1,845,000	$—
Other intangible asset impairment charges	53,200	—	103,153	7,811
Property, plant and equipment impairment charges	—	—	3,063	427
Disposal group impairment charges	—	42,155	—	42,155
Total	$150,200	$42,155	$1,951,216	$50,393
(6)    To exclude integration costs.
(7)    To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(8)    To exclude the loss on the extinguishment of debt associated with the Company’s March 2021 refinancing transactions.
(9)    To exclude Other income, net per the Condensed Consolidated Statements of Operations.

(10)    Amounts relate to the net expense or income recognized during Endo’s bankruptcy proceedings required to be presented as Reorganization items, net under Accounting Standards Codification Topic 852, Reorganizations.
(11)    The “Other” rows included in each of the above reconciliations of GAAP financial measures to non-GAAP financial measures (except for the reconciliations of Net loss (GAAP) to Adjusted EBITDA (non-GAAP)) include the following (in thousands):

	Three Months Ended September 30,
	2022			2021
	Cost of revenues	Operating expenses	Other non-operating expenses	Cost of revenues	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$(6,220)	$—	$—	$(2,036)
Other miscellaneous	125	1,570	(586)	525	—	(4,890)
Total	$125	$1,570	$(6,806)	$525	$—	$(6,926)

	Nine Months Ended September 30,
	2022			2021
	Cost of revenues	Operating expenses	Other non-operating expenses	Cost of revenues	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$(7,114)	$—	$—	$466
Debt modification costs	—	—	—	—	3,879	—
Other miscellaneous	375	1,570	(17,789)	1,176	30	(4,890)
Total	$375	$1,570	$(24,903)	$1,176	$3,909	$(4,424)
The “Other” row included in the reconciliations of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing “Cost of revenues” and “Operating expenses” columns.
(12)    To exclude the results of the businesses reported as discontinued operations, net of tax.
(13)    To exclude amortization expense related to intangible assets.
(14)    Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(15)    Effective January 1, 2022, these non-GAAP financial measures now include acquired in-process research and development charges which were previously excluded under Endo’s legacy non-GAAP policy. This change has been applied retrospectively to all periods presented. Amounts of Acquired in-process research and development charges included within these non-GAAP financial measures are set forth in the table below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Acquired in-process research and development charges	$800	$—	$68,700	$5,000
(16)    Calculated as income or loss from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP	235,160	233,578	234,719	232,487
Non-GAAP Adjusted	236,183	235,527	236,372	236,538

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo
Endo (OTC: ENDPQ) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from passionate team members around the globe collaborating to bring treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
Certain information in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation, including, but not limited to, statements with respect to financial guidance, the restructuring support agreement and the sale transaction, the Chapter 11 proceedings and recognition proceedings, and any other statements that refer to Endo’s expected, estimated or anticipated future results or that do not relate solely to historical facts. Statements including words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future,” “potential” or similar expressions are forward-looking statements. All forward-looking statements in this communication reflect the Company’s current views as of the date of this communication about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to it and on assumptions it has made. Actual results may differ materially and adversely from current expectations based on a number of factors, including, among other things, the following: the timing, impact or results of any pending or future litigation, investigations, proceedings or claims, including opioid, tax and antitrust related matters; actual or contingent liabilities; settlement discussions or negotiations; the Company's liquidity, financial performance, cash position and operations; the Company's strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company's businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a sale of the Company's businesses under Section 363 of the U.S. Bankruptcy Code; the adequacy of the capital resources of the Company's businesses and the difficulty in forecasting the liquidity requirements of the operations of the Company's businesses; the unpredictability of the Company's financial results while in Chapter 11 proceedings; the Company's ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company's indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of the restructuring support agreement and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Company's ability to conduct business as usual; the Company's ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company's ability to continue to pay employees, suppliers and vendors; the ability to control costs during Chapter 11 proceedings; adverse litigation; the risk that the Company's Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to pursue, evaluate and close an asset sale of the Company’s businesses pursuant to Section 363 of the U.S. Bankruptcy Code; the impact of competition, including the loss of exclusivity and generic competition for VASOSTRICT®; Endo’s ability to satisfy judgments or settlements or pursue appeals including bonding requirements; Endo’s ability to adjust to changing market conditions; Endo’s ability to attract and retain key personnel; supply chain interruptions or difficulties; changes in competitive or market conditions; changes in legislation or regulatory developments; Endo’s ability to obtain and maintain adequate protection for Endo’s intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; Endo’s ability to integrate any newly acquired products into Endo’s portfolio and achieve any financial or commercial expectations; the impact that known and unknown side effects may have on market perception and consumer preference for Endo’s products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic initiatives; unfavorable publicity regarding the misuse of opioids; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; Endo’s ability to advance its strategic priorities, develop its product pipeline and continue to develop the market for QWO®, XIAFLEX® and other branded and unbranded products; and Endo’s ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including consumer confidence and debt levels, inflation, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, the impact of and response to the ongoing COVID-19 pandemic and the impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements, except as required to do so by law.

Additional information concerning risk factors, including those referenced above, can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings with the U.S. Securities and Exchange Commission. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department at relations.investor@endo.com.
SOURCE Endo International plc

Media:	Investors:
Linda Huss	Laure Park
(484) 216-6829	(845) 364-4862
media.relations@endo.com	relations.investor@endo.com
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